Exhibit 10.1
AMENDMENT NO. 1 TO SEPARATION AGREEMENT
     This Amendment No. 1 to Separation Agreement is made this 7 day of December 2008, by and between Sumeet Sabharwal (the “Employee”) and NaviSite, Inc. (the “Company”).
     Whereas, the Employee and the Company are parties to a Separation Agreement dated April 3, 2006 (the “Separation Agreement”): and
     Whereas, the Employee and the Company desire to amend the Separation Agreement as set forth herein;
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. The Employee shall pay ten dollars ($10) to the Company in return for its agreement to the changes to the Separation Agreement as set forth herein.
2. The Separation Agreement is hereby amended to add the following Section 3(d):
“(d) Payments to the Employee under Section 3 shall be bifurcated into two portions, consisting of the portion, if any, that includes the maximum amount of the payments that does not constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the portion, if any, that includes the excess of the total payments that does constitute nonqualified deferred compensation. Payments hereunder shall first be made from the portion that does not consist of nonqualified deferred compensation until such portion is exhausted and then shall be made from the portion that does constitute nonqualified deferred compensation. Notwithstanding the foregoing, if the Employee is a “specified employee” as defined in Section 409A(a)(3)(B)(i) of the Code, the commencement of the delivery of the portion that constitutes nonqualified deferred compensation will be delayed to the date that is 6 months and one day after the Employee’s termination of employment (the “Earliest Payment Date”). Any payments that are delayed pursuant to the preceding sentence shall be paid pro rata during the period beginning on the Earliest Payment Date and ending on the date that is 6 months following the Earliest Payment Date. The determination of whether, and the extent to which, any of the payments to be made to the Employee hereunder are nonqualified deferred compensation shall be made after the application of all applicable exclusions under Treasury Reg. § 1.409A-1(b)(9). Any payments that are intended to qualify for the exclusion for separation pay due to involuntary separation from service set forth in Treasury Regulation Section 1.409A-l(b)(9)(iii) must be paid no later than the last day of the second taxable year of the Employee following the taxable year of the Employee in which the Employee’s termination of employment occurs.
3. Section 1(e) of the Separation Agreement is hereby amended to add the following Section 1(e)(vii):
“(vii) In order to establish “Good Reason” for a termination, the Employee must provide notice to the Company of the existence of the condition giving rise to the “Good Reason” within 90 days following the initial existence of the condition and the Company has 30 days following receipt of such notice to remedy such condition.”
4. Section 1(a) of the Separation Agreement is hereby amended and restated in its entirely to read as follows:
“(d) “Change of Control” shall mean the first to occur of any of the following:
     (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (a “Person”) of beneficial ownership of any capital stock of the Company if after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting

Securities”); provided, however, that for purposes of this subsection (A), any acquisition directly from the Company shall not constitute a Change in Control: or
     (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
     (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
     (D) the liquidation or dissolution of the Company.”
     Notwithstanding anything to the contrary, the following acquisitions shall not constitute a Change in Control event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for convertible into or exchangeable for common stock on voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company. (C) any acquisition by any corporation pursuant to a Business Combination (as difined below) which complies with clauses (x) and (y) of subsection (iii) of this definition or (D) any acquisition by ClearBlue Technologies. Inc, or its affiliates, including Atlantic Investors, LLC, or Waythere. Inc, (each such party is referred to herein as “ClearBlue”) of any shares of common stock.
4. Section 7 of the Separation Agreement is hereby amended to add the following Section 7(g):
“(g) Section 409A. This Agreement is intended to comply with the provisions of Section 409A and the Agreement shall, to the extent practicable, be construed in accordance therewith. Terms defined in the Agreement shall have the meanings given such terms under Section 409A if and to the extent required in order to comply with Section 409A. No payments to be made under this Agreement may be accelerated or deferred except as specifically permitted under Section 409A. In the event that the Agreement shall be deemed not to comply with Section 409A, then neither the Company, the Board nor its or their designees or agents shall be liable to the Employee or other person for actions, decisions or determinations made in good faith.

5. In all other respects, the Separation Agreement is hereby ratified and confirmed.
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IN WITNESS HEREOF, the parties hereto have executed this Amendment No. 1 to Separation Agreement, as of the day and year set forth above.

NAVISITE, INC.

By:	/s/ Arthur Becker

Name:	Arthur Becker
Title:	Chief Executive Officer

EMPLOYEE

/s/ Sumeet Sabharwal

Name: Sumeet Sabharwal